UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 22, 2026

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of co-Founder and President
On June 22, 2026, Freshpet, Inc. (the “Company”) announced that Scott Morris, co-founder and President of the Company, will retire effective as of October 20, 2026 (the “Separation Date”).   In accordance with a letter agreement agreed to by Mr. Morris on June 22, 2026 (the “Letter Agreement”), Mr. Morris will receive his base salary through the Separation Date, and will continue to be available during that period to ensure a smooth transition.  Thereafter, he will serve as an advisor to the Company for a period of 18 months following the Separation Date, during which he will receive bi-weekly payments in a gross amount of $38,904.  All outstanding unvested restricted stock units granted to Mr. Morris prior to the Separation Date will vest upon the Separation Date. Further, all outstanding performance stock units granted to Mr. Morris prior to the Separation Date will remain subject to vesting on a pro rata basis measured through December 2026, subject to achievement of the performance-based measurement metrics set forth in the respective award agreements, such achievement to be determined by the Compensation Committee of the Company’s Board of Directors.  Mr. Morris will also be entitled to a pro rata portion of the annual bonus otherwise payable to him for his service during 2026, subject to achievement of the performance goals approved by the Compensation Committee.
The Letter Agreement contains a full release by Mr. Morris of the Company, requires that he comply with the restrictive covenants and other obligations applicable to him under his Non-Disclosure, Non-Competition and Non-Solicitation Agreement executed in connection with the Company’s Key Executive Severance Plan , including an 24-month non-compete, and his equity award agreements, and contains a customary non-disparagement provision.
The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2026.
Appointment of President
Nicola Baty, the Company’s Chief Operating Officer since September 2024, will assume the additional role of President of the Company on the Separation Date.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

FRESHPET, INC.

By:	/s/ Lisa Alexander
Name:	Lisa Alexander
Title:	General Counsel and Corporate Secretary